As filed with the Securities and Exchange Commission on March 1, 2004

Registration No. 333-107066

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad S. Markoff, Esq.

M. Hill Jeffries, Esq.

Robert H. Bergdolt, Esq.

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-11 (No. 333-107066) is filed pursuant to

Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

(b)	The following exhibits are filed as part of this registration statement:

Ex.	Description

1.2	Amendment to Selected Dealer Manager Agreement (relating to Pennsylvania subscribers whose subscriptions are held in escrow)

4.6	Amendment No. 1 to Escrow Agreement by and between the Company and SouthTrust Bank dated February 4, 2004

10.5	$175 Million Non-Revolving Bridge Acquisition Facility dated as of February 6, 2004 by and among Wells Operating Partnership II, L.P., the Company, Bank of America, N.A. and Banc of America Securities LLC

10.6	Agreement of Purchase and Sale dated as of February 2, 2004 by and between The Realty Associates Fund V, L.P. and Wells Operating Partnership II, L.P.

10.7	Lease Agreement dated January 26, 1996 by and between Cigna Investments, Inc. and Weatherford Enterra U.S., Limited Partnership (the “Lease”)

10.8	First Amendment to the Lease dated April 11, 1996

10.9	Second Amendment to the Lease dated September 16, 1996

10.10	Third Amendment to the Lease dated July 10, 1998

10.11	Fourth Amendment to the Lease dated July 30, 1998

10.12	Fifth Amendment to the Lease dated August 13, 1999

10.13	Sixth Amendment to the Lease dated June 29, 2000

10.14	Seventh Amendment to the Lease dated October 10, 2000

10.15	Eighth Amendment to the Lease dated October 23, 2001

10.16	Ninth Amendment to the Lease dated January 1, 2003

10.17	Tenth Amendment to the Lease dated April 2, 2003

10.18	Eleventh Amendment to the Lease dated October 22, 2003

23.1	Consent of Ernst & Young LLP

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 27, 2004.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Leo F. Wells, III
Leo Wells, III President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President and Director	February 27, 2004

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)	February 27, 2004

Charles R. Brown	Director

* Richard W. Carpenter	Director	February 27, 2004

* Bud Carter	Director	February 27, 2004

* Donald S. Moss	Director	February 27, 2004

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Jack M. Pinkerton	Director

* Walter W. Sessoms	Director	February 27, 2004

* Neil H. Strickland	Director	February 27, 2004

W. Wayne Woody	Director

* /s/ Douglas P. Williams
Douglas P. Williams, as attorney-in-fact

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